Exhibit 10.4

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (this “Agreement”), dated as of July 24, 2014, is by and between MGC DIAGNOSTICS CORPORATION, a Minnesota corporation (the “Debtor”), and BMO HARRIS BANK N.A. (the “Secured Party”).

RECITALS:

          A.          The Debtor and Medical Graphics Corporation (individually and collectively, the “Borrower”) and the Secured Party are parties to that certain Credit Agreement of even date herewith (as such agreement may be amended, modified, supplemented, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Secured Party is providing financial accommodations to the Borrower.

          B.          The Debtor desires to grant to the Secured Party a security interest in all of the Debtor’s property, all as provided herein.

AGREEMENTS:

          IN CONSIDERATION of one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.          Grant of Security Interest and Collateral. In order to secure payment and performance of each and every debt, liability and obligation of every type and description which Debtor and/or the Borrower may now or at any time hereafter owe to Secured Party, including without limitation the “Obligations” as such term is defined in the Credit Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this Security Agreement, the Credit Agreement or any other present or future instrument or agreement or by operation of law, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof are herein collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a first priority security interest (the “Security Interest”) subject only to Permitted Liens (as defined in the Credit Agreement) in all of Debtor’s property (the “Collateral”), including without limitation the following:

           (a)          Inventory and Goods: All inventory of Debtor, whether now owned or hereafter acquired and wherever located and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor’s business, and all goods of Debtor, whether now owned or hereafter acquired and wherever located, including without limitation all computer programs embedded in goods, and all other Inventory and Goods, as each such term may be defined in the Uniform Commercial Code as in effect in the state of Minnesota from time to time (the “UCC”), of the Debtor, whether now owned or hereafter acquired;

(b) Equipment: All equipment of Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future equipment, machinery, tools, motor vehicles, trade fixtures, furniture, furnishings, office and recordkeeping equipment and all goods for use in Debtor’s business, and all other Equipment (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired, together with all parts, equipment and attachments relating to any of the foregoing;

           (c)           Accounts, Contract Rights and Other Rights to Payment: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, license, assignment or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel paper, accounts, license fees, contract rights, loans and obligations receivable and tax refunds, and all other Accounts (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired;

          (d)           Instruments: All instruments, chattel paper, letters of credit or other documents of Debtor, whether now owned or hereafter acquired, including but not limited to promissory notes, drafts, bills of exchange and trade acceptances; all rights and interests of Debtor, whether now existing or hereafter created or arising, under leases, licenses or other contracts, and all other Instruments (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired;

           (e)           Deposit Accounts and Investment Property: All right, title and interest of Debtor in all deposit and investment accounts maintained with any bank, savings and loan association, broker, brokerage, or any other financial institution, together with all monies and other property deposited or held therein, including, without limitation, any checking account, savings account, escrow account, savings certificate and margin account, and all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, and commodity accounts, and all other Deposit Accounts and Investment Property (as each such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired;

           (f)           General Intangibles: All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks (other than “intent-to-use” trademark applications as described below), trade secrets, good will, tradenames, customer lists, permits and franchises, software, and the right to use Debtor’s name, and any and all membership interests, governance rights, and financial rights in each and every limited liability company, and all payment intangibles, and all other General Intangibles (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired;

(g) Chattel Paper: All Chattel Paper (as such term may be defined in the UCC) of the Debtor, whether tangible or electronic, and whether now owned or hereafter acquired; and

           (h)           Documents, Embedded Software, Etc.: All of Debtor’s rights in promissory notes, documents, embedded software, letter of credit rights and supporting obligations (and security interests and liens securing them) (as any such term may be defined in the UCC) whether now owned or hereafter acquired;

together with all substitutions and replacements for and products of any of the foregoing property and proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with (i) all accessories, attachments, parts, equipment, accessions, repairs and embedded software, now or hereafter attached or affixed to or used in connection with any such goods, (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, (iii) insurance proceeds, and (iv) all books and records of Debtor.

Notwithstanding the forgoing, in no event shall Collateral include the following: (x) more than 66% of the voting equity interests in any Foreign Subsidiary (as defined in the Credit Agreement) which is not a pass-thru entity for United States income tax purposes, (y) any U.S. intent-to-use trademark application for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (but only until such statement is accepted by the United States Patent and Trademark Office) and (z) any rights or interests in any lease, license, contract, or agreement, as such or the assets subject thereto if under the terms of such lease, license, contract, or agreement, or applicable law with respect thereto, the valid grant of a Lien therein or in such assets to Secured Party is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, however, the foregoing exclusions shall in no way be construed (i) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law (including the United States bankruptcy code) or principles of equity, (ii) so as to limit, impair or otherwise affect Secured Party’s unconditional continuing liens upon any rights or interests of Debtor in or to the proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables (as such terms are defined in the UCC)), or (iii) to apply at such time as the condition causing such prohibition shall be remedied or cease to exist and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition.

          2.          Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

           (a)          Debtor is an entity of the type identified on Exhibit A hereto, duly organized, validly existing and in good standing under the laws of the state of its organization as identified on Exhibit A hereto. This Security Agreement has been duly and validly authorized by all necessary entity action. Debtor has full power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s name, type of entity or jurisdiction of organization.

(b) Debtor’s chief place of business is located at the address set forth on Exhibit A hereto. Debtor’s records concerning its Collateral are kept at such address. The

Collateral is located at the addresses set forth on Exhibit A hereto. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s chief place of business and any change in or addition of any Collateral location or any change in the location of Debtor’s records concerning the Collateral.

           (c)            Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and the Permitted Liens (as defined in the Credit Agreement), and will defend the Collateral against all claims or demands of all persons other than Secured Party and the holders of the Permitted Liens (as defined in the Credit Agreement).

(d) Except as otherwise provided in the Credit Agreement, Debtor will not sell or otherwise transfer or dispose of the Collateral or any interest therein.

(e) Debtor will not permit any tangible Collateral to be located in any jurisdiction outside of the United States.

           (f)            All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation. Debtor will not agree to any modification, amendment or cancellation of any such obligation without Secured Party’s prior written consent except discounts provided by Debtor, or resolutions of discrepancies or disputes, in each case in the ordinary course of business, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

           (g)            Debtor will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof as deemed necessary in Debtor’s reasonable business judgment.

           (h)            Except as otherwise provided in the Credit Agreement, Debtor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

           (i)            Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any sums due on or under any instrument, chattel paper, account or contract right constituting Collateral nonpayment of which reasonably could be expected to have an Adverse Effect (as defined in the Credit Agreement).

           (j)            Debtor will if Secured Party at any time so requests, promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor to Secured Party.

(k) Debtor will at all times keep all tangible Collateral insured in accordance with the terms of the Credit Agreement.

           (l)            Debtor hereby authorizes the filing of such financing statements as Secured Party may deem necessary or useful to be filed in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, Debtor will from time to time execute such documents as may be required to have the Security Interest properly noted on a certificate of title. In addition, Debtor authorizes Secured Party to file from time to time such financing statements against the Collateral described as “all personal property” or “all assets” or the like as Secured Party deems necessary or useful to perfect the Security Interest.

           (m)            Debtor will pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Security Agreement or any or all of the Obligations.

          (n)          Debtor will take all such actions as Secured Party may reasonably request to permit the Secured Party to establish, perfect and maintain the Security Interest in all jurisdictions Secured Party deems necessary. Without in any way limiting the generality of the foregoing, Debtor will execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Security Agreement.

(o) Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

          (p)          Without in any way limiting the generality of any other provision herein, Debtor shall take all such action as the Secured Party may request from time to time, and as may be necessary, to cause the Secured Party to have “control” (within the meaning of the UCC) of the Collateral consisting of investment property or instruments. All certificates and instruments, if any, representing or evidencing Collateral received by the Debtor after the execution of this Agreement shall be delivered to the Secured Party promptly upon the Debtor’s receipt thereof. All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right at any time to cause any or all of the Collateral to be transferred of record into the name of the Secured Party or its nominee and to exchange certificates and instruments representing or evidencing Collateral for certificates and instruments of smaller or larger denominations.

If Debtor at any time fails to perform or observe any of the foregoing agreements, immediately upon the occurrence of such failure, without notice or lapse of time, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time after Debtor fails to perform or observe any of the agreements contained in this Section 2 to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

          3.          Lock Box; Collateral Account. If Secured Party so requests at any time after the occurrence and during the continuance of an Event of Default (as defined in Section 7 of this Agreement), Debtor will direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of Secured Party (the “Lock Box”). Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained with Secured Party (the “Collateral Account”) all checks, drafts, and cash payments received in the Lock Box. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, Secured Party shall, at any time, apply finally collected funds on deposit in the Collateral Account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance. If a Lock Box is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit into the Lock Box, all payments on accounts and chattel paper received by it. All such payments shall be delivered to Secured Party in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all such payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.

          4.          Account Verification and Collection Rights of Secured Party. Secured Party shall have the right to verify any accounts in the name of Debtor or in Secured Party’s own name; and Debtor, whenever requested, shall furnish Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by Secured Party for that purpose. Whether or not Secured Party exercises its rights under Section 3 of this Agreement, Secured Party may at any time during the continuance of an Event of Default notify any account debtor or any other person obligated to pay any amount due, that such chattel paper, account or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time during the continuance of an Event of Default, Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

          5.          Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral. Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy. For the avoidance of doubt, Debtor shall be entitled to use any such insurance proceeds to repair or replace any Collateral so long as no Default (as defined in the Credit Agreement) or Event of Default then exists.

          6.          Right to Offset. Nothing in this Agreement shall be deemed a waiver or prohibition of Secured Party’s right of banker’s lien, offset, or counterclaim, which right Debtor hereby grants to Secured Party.

          7.          Events of Default. The occurrence and continuance of any Event of Default, as defined in the Credit Agreement, shall constitute an “Event of Default” hereunder.

          8.          Remedies Upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured to the written satisfaction of Secured Party, Secured Party may exercise any one or more of the rights or remedies set forth in Section 10.2 of the Credit Agreement. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

          9.          Amendment; Waivers. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party and Debtor. A waiver shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.

          10.          Notices. All notices to be given to Debtor shall be deemed sufficiently given if given to Debtor in the manner provided in the Credit Agreement.

          11.          Miscellaneous. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof.

          12.          Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Any executed counterpart of this Agreement delivered by facsimile or other electronic transmission shall constitute an original counterpart of this Agreement.

          13.          Governing Law. The validity, construction and enforceability of this Agreement shall be governed by the internal laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof.

          14.          Consent to Jurisdiction. AT THE OPTION OF SECURED PARTY, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND DEBTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT DEBTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          15.          Waiver of Jury Trial. EACH OF DEBTOR AND SECURED PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[The signature page follows.]

          THE PARTIES have executed this Security Agreement as of the day and year first above written.

Secured Party:	BMO HARRIS BANK N.A.

	By:	/s/ Sean T. Ball
Name: Sean T. Ball
	Its:	Vice President

Debtor:	MGC DIAGNOSTICS CORPORATION

	By:	/s/ Wesley W. Winnekins
Name: Wesley W. Winnekins
Its: Chief Financial Officer, Chief Operating
Officer and Secretary

EXHIBIT A

Debtor’s entity type: corporation

Debtor’s jurisdiction of organization: Minnesota

Debtor’s chief place of business:

350 Oak Grove Parkway
St. Paul, MN 55127-8599

Addresses where Collateral is kept:

350 Oak Grove Parkway
St. Paul, MN 55127-8599